Exhibit 99.2

Investor Presentation December 2020

DISCLAIMER 2 This presentation has been prepared by LCP Edge Intermediate, Inc . and its affiliates (collectively, the “Company”) in connection with a proposed business combination involving the Company as further described herein (the “Transaction”) . This presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed Transaction and for no other purpose . This presentation is for informational purposes only and does not constitute an offer or invitation for the sale or purchase of the securities, assets or business described herein or a commitment of the Company with respect to any of the foregoing, and this presentation shall not form the basis of any contract . This presentation contains certain forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange act of 1934, as amended. These statements may be made directly in this presentation. Some of the forward - looking statements can be identified by the use of forward - looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward - looking statements. All forward - looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this presentation, and may include, without limitation, changes in general economic conditions as a result of COVID - 19, all of which are accordingly subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this presentation constitute the Company’s judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward - looking statements and projections contained in this presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance of financial condition. Although such forward - looking statements have been made in good faith and are based on assumptions we believe to be reasonable, there is no assurance that the expected results will be achieved. The Company’s actual results may differ materially from the results discussed in forward - looking statements. In addition, the Company’s analyses contained herein are not, and do not purport to be, appraisals of the securities, assets or business of the Company or any other entity. Further, this presentation does not purport to contain all information that may be required or relevant to an evaluation of the Transaction. You will be responsible for conducting the investigations and analyses that you deems appropriate and for seeking independent counsel from your advisors in connection with the Transaction. The Company reserves the right to amend or replace this presentation at any time but none of the Company, its subsidiaries, affiliates, legal advisors or financial advisors shall have any obligation to update or supplement any content set forth in this presentation or otherwise provide any additional information in connection with the Transaction should circumstances, management's estimates or opinions change or any information provided in this presentation become inaccurate. The historical financial data included in this presentation is subject to audit completion. In addition, this presentation includes references to non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Such non - GAAP measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see the reconciliation on slide 43. Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Certain financial information and projections contained in this presentation are in draft form and based on internal financial reports as of November 11, 2020. These figures may not include all adjustments required by GAAP under PCAOB standard. Neither the Company nor any of its directors, officers, employees, advisors, representatives or agents makes any representation or warranty of any kind, express or implied, as to the value that may be realized in connection with the Transaction, the legal, regulatory, tax, financial, accounting or other effects of a Transaction or the accuracy or completeness of the information contained in this presentation, and none of them shall have any liability based on or arising from, in whole or in part, any information contained in, or omitted from, this presentation or for any other written or oral communication transmitted to any person or entity in the course of its evaluation of the Transaction. This presentation contains information derived from third party sources, including research, surveys or studies conducted by third parties, information provided by customers and/or industry or general publications. While we believe that such third party information is reliable, we have not independently verified, and make no representation as to the accuracy of, such third party information. This presentation contains financial forecasts. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Important Information about the Transaction and Where to Find It Vesper Healthcare Acquisition Corp. (“Vesper Healthcare”) intends to file with the SEC a preliminary proxy statement of Vesper Healthcare in connection with the proposed Transaction and will mail a definitive proxy statement and other relevant documents to its stockholders. This presentation does not contain all the information that should be considered concerning the proposed Transaction and the other matters to be voted upon at the special meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Vesper Healthcare’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with Vesper Healthcare’s solicitation of proxies for the special meeting to be held to approve the proposed Transaction and other related matters, as these materials will contain important information about the Company and Vesper Healthcare and the proposed Transaction. The definitive proxy statement will be mailed to the stockholders of Vesper Healthcare as of a record date to be established for voting on the proposed Transaction and the other matters to be voted upon at the special meeting. Such stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: Vesper Healthcare Acquisition Corp., 1819 West Avenue, Bay 2, Miami Beach, FL 33139. attention: [ Ɣ ] ([ Ɣ ]). Participants in the Solicitation Vesper Healthcare and its directors and officers may be deemed participants in the solicitation of proxies of Vesper Healthcare stockholders in connection with the proposed Transaction. Vesper Healthcare stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Vesper Healthcare in its final prospectus for its initial public offering, which was filed with the SEC on September 30, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Vesper Healthcare stockholders in connection with the proposed Transaction will be set forth in the proxy statement for the Transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Transaction and the other matters to be voted upon at the special meeting will be included in the proxy statement that Vesper Healthcare intends to file with the SEC.

Investment Criteria Has a leading position in an attractive and growing industry x Possesses scientific/brand differentiation, offers competitive advantages, and can benefit from additional capital and our experience x Ideal platform company to build a leading aesthetics technology company focused on estheticians and nurse practitioners x Exhibits significant long - term growth prospects and growth drivers x Partner with established management teams to achieve long - term strategic and operational excellence x Cash pay/no reimbursement risk x Platform for further acquisitions x Global commercial infrastructure in place with profitability x Offers the potential for an attractive risk - adjusted return for our stockholders x Can benefit from being, and is prepared to be, a publicly owned company x VESPER INVESTMENT THESIS: HYDRAFACIAL SATISFIES ALL KEY OBJECTIVES 3

VESPER & HYDRAFACIAL MANAGEMENT



BRENT SAUNDERS
Co-Founder of Vesper

Experience: 25 Years

- Over 25 years of experience in various aspects of healthcare
- Extensive M&A experience with over 80 strategic transactions completed
- Most recently Chairman, President and CEO of Allergan
- Will be Executive Chairman after business combination, and lead company strategy

Allergan · Actavis · Forest Laboratories, Inc. · BAUSCH + LOMB · Schering-Plough · pwc



DR. MANISHA NARASIMHAN
Co-founder of Vesper

Experience: 15 Years

- Over 15 years of experience working with leading pharmaceutical and biotechnology companies
- Most recently SVP of Strategic Initiatives, Portfolio Innovation and IR at Allergan (Ranked #1 by Institutional Investor for Best IR Professional, Best IR Team, and Best IR Program in the pharmaceuticals sector in 2020)
- Will be CSO and oversee strategy and M&A

Allergan · REGENERON · cg Canaccord Genuity · PiperJaffray · Campbell Alliance INVENTIV HEALTH CONSULTING · NYU



CLINT CARNELL
Chief Executive Officer

Experience: 25 Years

- Over 25 years of experience
- CEO of HydraFacial since December 2016
- Previously founded and later successfully sold Charleston Renal Care to DaVita
- Previous Head of Surgical for Bausch + Lomb, and was COO of Solta Medical with Thermage, Fraxel and Clear + Brilliant Brands

SOLTA MEDICAL · ORANGETWIST Your Treatment Shop · BAUSCH + LOMB · GAMBRO



LIYUAN WOO
Chief Financial Officer

Experience: 23 Years

- Over 20 years of experience
- Recently joined HydraFacial in September 2020
- Prior to joining HydraFacial, was the COO and CFO of The VOID, a virtual reality entertainment company
- Served as CFO for a number of companies such as SharkNinja, Gymboree, and bebe

Shark NINJA · Deloitte. · bebe · GYMBOREE

4

THE HYDRAFACIAL SIGNATURE TREATMENT

1 CLEANSE





BASE TIP UPGRADES

- Vortex cleaning and hydra peel exfoliation cleanses the skin and exfoliates the outermost layer, removing dead skin cells
- Allows skin to reflect more light, inciting the “glow”

2 EXTRACT





EXTRACTION TIP

- Non-irritant acid peel comprised of salicylic and glycolic acid loosens up pore debris and dirt
- Extraction utilizes strong vacuum suction to remove blackheads and other impurities from the skin

$200
Average cost

30
Minute treatment

Monthly
Recommended frequency

3
Core Serums

15
Boosters of which

8
are partner boosters

3 HYDRATE





VORTEX FUSION TIP

- Delivers Hyaluronic Acid, Peptides and other pro-antioxidant formulas into the skin
- Detoxifies and rejuvenates, creating healthy skin structure and function

4 BOOST





BOOSTERS

- Boosters are made to address specific skin concerns such as acne, hyperpigmentation, dry skin and wrinkles
- HydraFacial has a number of proprietary boosters as well as partner boosters

5

SKIN CORRECTION Medical delivery techno l og y - focused Lasers, Ultrasound, Fillers, Toxins SKIN CARE Daily, over - the - counter skin care Serums, Creams, Lotions, Supplements Highly effective, non - invasive and approachable treatment Bridging professional and retail skin care markets RESULTS SIMILAR TO A PROFESSIONAL MEDICAL TREATMENT AND THE EXPERIENCE OF A CONSUMER BRAND GAME CHANGING BRAND REDEFINING BEAUTY HEALTH BEAUTY HEALTH 6

CONSUMERS ARE INCREASINGLY WILLING TO SPEND ON HIGH END BEAUTY HEALTH GROWTH IN SKINCARE INDUSTRY DRIVEN BY PREMIUM MARKET AND EMPHASIS ON SKINCARE, RATHER THAN COSMETICS Source: Vogue Business; Industry interviews. MILLENNIALS AGING INTO CATEGORY • As millennials age, they are taking skincare more seriously and shifting spend to invest in premium treatments • Prefer to spend on experiences over products GROWTH IN DISPOSABLE INCOME • As U.S. economy grows, consumers have more disposable income to spend on premium products SHIFT IN SPEND FROM MAKEUP TO SKINCARE • Shift to treating underlying skin vs. using product to cover it up GROWTH IN MULTI - BRAND AND ONLINE RETAILERS • Multi - brand retailers (i.e. Sephora) and digital native brands captivating consumer and pushing innovation CONSUMERS SHOPPING ACROSS MASS AND PREMIUM • Consumers willing to shop across mass and premium in order to allocate more money towards trending categories/products 7 INFLUENCERS AND SOCIAL MEDIA DRIVING PURCHASE DECISIONS • Online demos, which originally gained popularity in cosmetics, are becoming increasingly influential in skincare • Skincare increasingly valued in age of selfies/social media

99% “Worth It” rating on RealSelf 48% 2019 YoY Sales growth 38% 2019 YoY Adjusted EBITDA growth 30 MIN, 3 STEPS TO CREATE LOYALTY AND DRIVE LIFETIME VALUE: CLEA N SE EXTRACT HY D R A TE $167M Sales 2019 $41M Adjusted EBITDA 2019 POWERFUL COMMUNITY ESTHETICI A N C O NSUMER 38 P a t en t s 18 pending patents 40 NPS Score among consumer (Higher than Botox ) 80 NPS Score among estheticians 51% 2019 Consumables (1) 49% 2019 Delivery Systems (1) Source: Third party research 2019; reflects pre - COVID conditions. Note: The above financial statements and projections are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation. (1) Excludes Shipping / Other Revenue. Based on 2019A. 8

Master Plan 9 1 Sell a lot of products and use that money to… 4 Leverage technology to connect them wherever, whenever & forever . 5 Build the ultimate flywheel of influence! 3 Find the consumers and build a direct relationship. 2 Invest in our skincare providers and use that relationship to…

BUSINESS OVE R VIEW 10

HYDRAFACIAL NPS RANKS HIGHEST ACROSS BRANDED AESTHETICS AND MEDTECH PEERS N 40 38 25 22 20 19 17 17 14 7 2 40 38 25 22 20 19 17 17 14 7 2 HydraFacial 1,007 Botox 220 CoolSculpt Lancôme Juvederm 174 343 169 Clear + Bri l liant 150 Estée L a uder 385 Dermal Inf u sion 151 Clinique Philosophy Origins 457 190 207 NPS Source: Third party research July 2019; reflects pre - COVID conditions. Note: NPS = Net Promoter Score as of 2019; Other brands listed are top 5 treatment and top 5 skincare brands used by HydraFacial users; N = Number of responses. 11

THE HYDRAFACIAL DELIVERY SYSTEMS AT A GLANCE

49% of Sales[1]



- Developed in house using proprietary technology
- Delivery systems have an average life of 7 years
- 3.2M treatments performed annually[2]
- 12% of practices/offices have more than 2 systems



NEXT GENERATION SYSTEM: HUB OF ALL EXPERIENCES

KERAVIVE SYSTEM


hydrafacial | keravive.

PERK AT SEPHORA



Source: Third party research 2019; reflects pre-COVID conditions.[1]Based on 2019A. Excludes Shipping / Other Revenue and Healthy Scalp. [2] Based on 2019A and includes Perk. Note: Units sold is based on 2019A. The above financial statements are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non-GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation.

CONSUMABLES AT A GLANCE

51% of Sales[1]

- Serums flow through the delivery systems during a treatment, with a new set used with each system
- A new tip is used for each step within the HydraFacial treatment
- The systems allow for the option to customize treatments using different boosters

SIGNATURE
Core Serums

1.0M
Units Sold


ANTIOX+
BETA-HD
ACTIV-4
ANTIOX-6

TIPS

8.8M
Units Sold



HYDRAFACIAL BOOSTERS

55k
Units Sold



PARTNER BOOSTERS

21k
Units Sold


hydrafacial

12

Loved in 87 Countries Worldwide 15,000+ Delivery Systems LEADING PRESENCE AROUND THE GLOBE 13

INVESTMENT HIGHLIGHTS 14

MULTI-DIMENSIONAL GROWTH OPPORTUNITIES

PILLARS OF GROWTH

- **Significant white space opportunity** to grow units and consumables across geographies
- **Brand and product extensions**
- **Technology driven product and category expansion**

MASSIVE OPPORTUNITY BOTH IN AND OUTSIDE THE US



U.S.
20–25%
$50-60B
EUROPE
15–20%
ASIA
45–50%
$150–200B
REST OF WORLD
10–15%
FLYWHEEL OF INFLUENCE DRIVING A MASSIVE GLOBAL OPPORTUNITY
Global Market Size

Source: Euromonitor research 2020.
Note: TAM calculations consist of Skincare, Personal Care and Haircare markets.

15

16 $251 $201 $206 $212 $218 $217 $227 $235 $243 $77 $77 $77 $78 $78 $78 $79 $80 $82 $124 $129 $135 $140 $140 $149 $155 $162 $169 2016 2017 2018 2019 2020 2021 2022 2023 2024 S k i ncare Hair Care P A R TICI P A TING IN TWO HIGH - GROWTH CATEGORIES WITHIN PE R SON A L CARE SPA SERVICES GROWING ACROSS ALL TYPES OF TREATMENTS, PARTICULARLY IN FACIALS $0 .8 $0 .9 $1 .0 $1 .2 $1 .3 $1 .5 $1 .6 $1 .8 $2 .1 $2 .3 2 0 16 2 0 17 2 0 18 2 0 19 E 2 0 20 E 2 0 21 E 2 0 22 E 2 0 23 E 2 0 24 E 2 0 25 E 14.0% expected growth in U.S. skin care specialists (2016 – 2026) 11.1% expected growth in U.S. medical spa services (2017 – 2025) 6.4% expected growth in U.S. spa facilities (2017 – 2022) GLOBAL SKINCARE & HAIRCARE SALES ($B) U.S. MED SPA FACIAL TREATMENT SALES ($B) 13% CA G R 11% CAGR 2% CA G R 4% CA G R Source: Euromonitor 2020 and 2019. Note: Statistics for Global skincare & haircare reflect post - COVID conditions while all other data is from pre - COVID reports.

FAVORABLE MARKET SHIFTS BENEFITING THE HYDRAFACIAL BUSINESS MODEL

SKIN HEALTH

HYDRAFACIAL IS AN AND COMPANY NOT AN OR COMPANY

Today's consumers are seeking approachable and effective skin health solutions that bridge the gap between OTC and invasive options

95% of HydraFacial customers use other treatments in a year


NON-INVASIVE
INVASIVE
27%
32%
68%
43%
27%
41%
30%
32%
24%
13%
Medical grade skincare
Light therapy
Basic facial
Micro derma-brasion
Micro-needling
Chemical peels
Lasers
Injectables
Non-surgical face lifts
Plastic surgery

EXPANDING DEMOGRAPHICS

Facial consumers are more diverse across genders and are younger than ever before, offering a significant market opportunity

ACROSS GENERATIONS

Over 30% of customers at beauty retailers (Ulta, Sephora, etc.) are under 24

ACROSS GENDERS

Providers predict ~2x growth in male mix of total facial patients

ACROSS OTHER TREATMENTS

20% of HydraFacial consumers receive 6+ other skincare treatments

EXPANDING THE CATEGORY WHILE STILL BEING THE TREATMENT OF CHOICE FOR 45+ FEMALES

SIGNIFICANT OPPORTUNITY ACROSS CHANNELS

Consumers seek an experience across all channels of service

Spa Service Market	Aesthetics Market	Beauty Retail Market
Regular and $$	Occasional and $$$	Often and $

Source: Third Party Research 2019; reflecting pre-COVID conditions.

17

CREDIBLE NEAR-TERM PATH TO 12% OF U.S. POPULATION

FACE SUPERS

~2%

of total U.S. Adult Population

~8 'facials' per year

$100 per month skincare (1)

30 min per day face regimen

Very strong motivations

Significant 'life quests'

USED HYDRAFACIAL

25%

Received HydraFacial in past 12 months

FACE REGULARS

~4%

of total U.S. Adult Population

~5 'facials' per year

$50 per month skincare

30 min per day face regimen

Strong motivations

Significant 'life quests'

USED HYDRAFACIAL

7%

Received HydraFacial in the past 12 months

FACE CASUALS

~6%

of total U.S. Adult Population

~1 'facials' per year

$20 per month skincare(1)

15 min per day face regimen

Moderate motivations

Moderate 'life quests'

USED HYDRAFACIAL

1%

Received HydraFacial in the past 12 months

Source: Third Party Research 2019; reflects pre-COVID conditions.
(1) Per month spend does not include HydraFacial treatments.

18

POWERFUL FLYWHEEL DRIVES COMPETITIVE POSITIONING


E
GROWING DELIVERY SYSTEMS
A
DIFFERENTIATED OFFERING
D
FAVORABLE SPA/CLINIC ECONOMICS
THE hydrafacial COMPANY
B
ENGAGED CONSUMERS
C
PASSIONATE ESTHETICIANS

Source: Third party research 2019, reflecting Pre-COVID conditions. NPS as of 2019.

A Differentiated offering to build brand

- Technologically advanced offering with high consumer and provider engagement
- Customization/Personalization to skin concern

B Strong base of engaged consumers to fuel growth

- 50–60% Millennials (vs. ~40% of facial users), a highly-engaged demo
- 15% of users get 4+ HydraFacial treatments in a given year
- Industry-leading 40 NPS (vs. 5–15 NPS for other skincare brands)

C Passionate esthetician community to recommend HydraFacial

- Avid social discussion; 5x more esthetician posts than competitors
- estheticians actively recommending (80 NPS; 45% of users learned about HydraFacial from their provider)
- estheticians make ~20% more than from a traditional facial

D Favorable spa/clinic economics to increase HydraFacial share

- Payback of delivery system in ~5 months

E Growing installed base to fund new investments

- As HydraFacial grows, investing in training to build esthetician loyalty
- Investing in targeted S&M investments to create deeply loved brand and R&D efforts to improve offering/create innovative products

19

UNIQUE BUSINESS MODEL FOCUSED ON THE ESTHETICIAN 20 R EL A T IO N S H IP HOLDER WHAT’S IMPORTANT TO THE ESTHETICIAN VALUE IN THE ESTHETICIAN MODEL Training & C ontinued Education Access to Latest Technology & Products Loyal & Satisfied Returning Customers Marketing C apabilities 1 E DUC A T OR 2 INFLUENCER 3 SIMPLE & EFFICIENT CALL POINT – E S THET I CIAN BEAUTY RETAIL SPA SERVICES AES T HE T ICS

PROVIDER & ESTHETICIAN EDUCATION



On Demand, Quick Hits & Virtual



Podcast

Expert Hours
7 sessions year to date, avg >100 per session

Business building Webinars

Treatment Webinars



Experience Center & Other Live Training

SPROUT: all about the scalp; launching a new service
Since Feb 2020; Acct/Attendee: 42/48

JOURNEY: exploring skin beyond the face
Since Jan 2020; Acct/Attendee: 29/35

HFX*: 2-day HF Experience
Since April 2018;
Acct/Attendee: 712/1,026
Consumables up 25-33% & $2M systems sold

JUMPSTART: fresh start for Blue Circles
Since Mar 2019; Acct/Attendee:178/237
Consumables up 11%

BOOST: business building workshop close to home
Since June 2018;
Acct/Attendee: 1,000/1,680

hydrafacial | CONNECT

Goal to be the world's largest educator and deployer of estheticians

PROFESSIONAL	EXPERT	MASTER
• General Aesthetic Principles • The HydraFacial Experience & Safety • Skin Care Ingredients I • Business Building Basics • Marketing & Social Media • Client Experience & Consultation	• Tx Planning / Combo Tx • HydraFacial Keravive • Skin Care Ingredients II • Networking • Advanced Marketing & Social Media • Selling Skills	• HydraFacial Guest Trainer • Social Media & Marketing Expert • CONNECT Mentor • Master Class Guests

Program Rev. Opportunity
$2500 x 500
$1.2M

Staffing $6000 per Placement
$6000 x 125
$750K

Pilot: 293 enrolled; 229 active

"This is everything I wish I would have learned in aesthetics school."

*HFX best measure of success because of baseline of purchases & and few other influencers of behavior

21

SOCIAL MEDIA POWER HOUSE ~ 2.3 BILLION 2019 Media Impressions Significant World Tour ROI 170% ~230,000 Provider Searches in 2019 SIGNATURE EVENTS Note: reflects pre - COVID conditions. (1) Measured in 2019 IN THE PRESS 16% Instagram Engagement Rate Industry Leading (1) 22

LED BY A VISIONARY AND EXPERIENCED MANAGEMENT TEAM



CLINT CARNELL
Chief Executive Officer

Experience: 25 Years

SOLTA MEDICAL
BAUSCH + LOMB
ORANGETWIST
GAMBRO



LIYUAN WOO
Chief Financial Officer

Experience: 23 Years

VB
GYMBOREE
bebe
Shark NINJA
Deloitte.



JEFF KUCKENBAKER
Chief Information Officer

Experience: 20 Years

FLUIDRA
StanleyBlack&Decker
BOART LONGYEAR



DEB RODRIGUEZ
Chief Talent Officer

Experience: 33 Years

Allergan
Johnson & Johnson
GE Capital



DAN WATSON
EVP, Sales U.S.

Experience: 36 Years

ETHICON ENDO-SURGERY, INC. a Johnson & Johnson company
stryker
ORATECH

200+ COLLECTIVE YEARS OF EXPERIENCE within the sector



MINGO KU
VP & GM, APAC

Experience: 22 Years

SOLTA MEDICAL
Boston Scientific Advancing science for life



KATE GILBERT
VP & GM, EMEA

Experience: 30 Years

SUNEVA MEDICAL
BIOMARIN
SOLTA MEDICAL



MARK PRICE
VP, RA, QA, R&D

Experience: 35 Years

NEO GENOMICS
VALIDANT
BECKMAN COULTER
Biosense Webster



LOURDES RUIZ
VP, Operations

Experience: 34 Years

CAGENT VASCULAR
DANAHER
DiaSorin
Johnson & Johnson



ROSEMARIE HOLCOMB
Senior Director, Marketing Communications

Experience: 11 Years

hydrafacial

23

Investment Highlights

1 CATEGORY CREATING PRODUCT

- Innovative product extension into IOT with data connection, personalization and clean beauty in skin and scalp health

2 EXCEPTIONAL MARKET OPPORTUNITY

- Connector capable of creating consumer demand around the globe

3 LEADING PLATFORM

- Established, unique partnerships across many channels

4 MULTI-DIMENSIONAL GROWTH OPPORTUNITIES

- Digitally, categorically and globally; Organically and through M&A. Growth categories of, skin and scalp, consumable, and digital

5 COMPELLING ECONOMIC PROFILE

- High value and high margin equipment and consumables profile

6 UNIQUE BUSINESS MODEL

- First industry mover with patented technology, brand following, partnerships across the ecosystem and innovative add-ons

7 BEST-IN-CLASS MANAGEMENT AND BOARD

- Highly-respected CEO, experienced executive management, and hands-on Vesper board

24

GROWTH & FINANCIALS 25

STRATEGIC INITIATIVES RELENTLESSLY INNOVATE AS A CATEGORY CREATOR □ Category Ownership - Skin & Scalp Health □ 2.0 with personalized services to launch in 2022 □ Value - added innovation across all touchpoints – serums, devices, and experiences DRIVE CONSUMER DEMAND WITHIN THE ECOSYSTEM □ Turn up marketing of the brand, the wellness and personalization messaging □ Gift category with impactful promotional activities □ Focused investment in short - form and partnerships □ Continued effort with providers through education and pop - ups LEVERAGE TECHNOLOGY TO FUEL GROWTH END - TO - END □ Connector platform - Build robust and scalable programs that solidify relationship with estheticians & providers and end consumers □ Expand product offering digitally □ Data availability and personalized experiences EXPAND GLOBAL FOOTPRINT □ Sales offices with support □ Distributor to Direct M&A 26

HISTORICAL PERFORMANCE 27 – Continued domestic momentum combined with significant growth from recent international expansion – System upgrade cycle driven by the introduction of delivery systems in 2016 – Rapidly growing numbers of delivery systems with increasing recurring revenue in both the US and internationally • Growth in EBITDA driven by steady gross and adjusted EBITDA margins, largely a result of: – Continued increases in capital and consumable rep productivity KEY T AKE A W A Y S • Significant historical revenue growth driven by: $48 $66 $112 $167 '1 6 A '1 7 A '1 8 A '1 9 A $16 $17 $30 $41 '1 6 A '1 7 A '1 8 A '1 9 A NET SALES ($ IN MILLIONS) ADJUSTED EBITDA ($ IN MILLIONS) HF DELIVERY SYSTEMS (1) (UNITS) (1) Year - end delivery systems includes US and International. Note: The above financial statements are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation. 6,594 8,125 10,524 13,872 ' 1 6A ' 1 7A ' 1 8A ' 1 9A

8,679 9,286 9,834 10,524 11,218 1 2 ,0 5 2 12,829 13,872 14,421 1 4 ,4 9 5 15,124 Q1 '18 Q2 '18 Q3 '18 Q4 '18 Q1 '19 Q2 '19 Q3 '19 Q4 '19 Q1 '20 Q2 '20 Q3 '20 HISTORICAL AND 2020A DELIVERY SYSTEMS 28 HF DELIVERY SYSTEMS (1) — 2018A THROUGH YTD 2020A (# UNITS) Achieved record total delivery systems in Q3 - 20 despite COVID - 19 KEY T AKE A W A Y S • Strong historical growth in delivery systems and number of consumable customers, with delivery systems increasing at a CAGR of ~24% from Q3 - 18 to Q3 - 20 – Despite significant impact of COVID - 19 in 2020, the number of HF delivery systems has continued to increase, both in the US and Internationally (1) Delivery systems include US and International. # of units calculated at the end of each period. Figures presented net of churn – a customer is assumed to be churned if they have not purchased any consumables in the last 18 months.

YTD 2020A MONTHLY PERFORMANCE (CONT'D)

KEY TAKEAWAYS

- 2020 monthly revenue is rebounding rapidly towards 2019 levels, demonstrating a strong recovery across the business
  - Quick ramp back to growth and profitability once locations are open and accessible
  - A number of domestic and international locations still significantly affected by opening restrictions, providing remarkable upside potential once restrictions are lifted
  - Monthly consumable customer volumes showing sequential monthly improvement, with Sept-20 trending near prior year, pre-COVID-19 levels
  - Sold 1400+ delivery systems since COVID-19[(1)]

Note: The above financial statements are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non-GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation.

(1) Represents the period from May 1, 2020 to November 12, 2020.



NET SALES
YTD 2019A
YTD 2020A ($ IN MILLIONS)
Sales impacted by COVID-19 with a quick recovery
$11
$13
$9
$12
$14
$8
$13
$1
$13
$3
$17
$9
$12
$10
$12
$9
$15
$15
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep

29

HISTORICAL AND PROJECTED FINANCIAL SUMMARY 30 Longer Term Outlook ($ IN MILLIONS) 2018A 2019A 2020E 2021E 2022E Net Sales $112 $167 $115 $181 $250 Sales Growth % 70% 48% (31)% 57% 38 % Adj. Gross Profit $84 $125 $76 $133 $189 Adj. Gross Margin % 75% 75% 66% 73% 76% Adj. EBITDA $30 $41 $8 $25 $41 Adj. EBITDA Margin % 27% 25% 7% 14% 16% Note: The above financial statements and projections are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation.

TRANSACTION OVERVIEW ($ IN MILLIONS) 31 OWNERSHIP POST - BUSINESS COMBINATION ADDITIONAL TRANSACTION DETAILS • Pro forma enterprise value of $1.14bn • $350mm pipe raised at $10 per share • Transaction expected to close in the first half of 2021 Note: Assumes no redemptions from Vesper’s existing public shareholders. Excludes the impact of Vesper’s warrants. (1) Excludes any impact of earnouts. Sources Pro Forma Valuation (1) Vesper Cash in Trust $ 460 Share Price $10. 0 0 PIPE Investment 350 Pro Forma Shares Outstanding 124.0 Sellers Equity 315 Equity Value $ 1,240 Total $ 1,125 (+) Debt 0 ( - ) Pro Forma Cash (100) Uses Enterprise Value $ 1,140 Cash to Balance Sheet $ 100 37% 9% 28% 25% SPAC Shareholders PIPE Investment SPAC Management Shares Sellers Rollover Equity Debt Repayment 245 Sellers Equity 315 Secondary Proceeds 415 Estimated Transaction Costs & Expenses 50 Total $ 1,125

4.6x 5.7x 9.0x 5 . 9 x 6 . 9 x 5.3x 5.2x Hy d rafa c i a l In M o d e Al i gn Peloton L u l u l e m o n Median: 6.4x Median: 5.3x Median: 7.4x 20.6% 43.0% 29.0% 21.1% 7.7% 9.4 % Hy d rafa c i a l In M o d e Al i gn Peloton L u l u l e m o n L 'O réa l Estée Lauder 2020E to 2022E Revenue CAGR Median: 24.8% 47.4 % Median: 32.1 % Median: 8.5 % VALUATION BENCHMARKING HIGH GROWTH MEDICAL AESTHETICS, TRADITIONAL BEAUTY, AND CATEGORY CREATORS 32 Source: Cap IQ, IBES estimates as of 10 - Nov - 2020 2022E EV / Revenue L'Oréal Estée Lauder Traditional Beauty Medical Aesthetics Category Creators

APPENDIX 33

VESPER IS SUPPORTED BY A BEST IN CLASS BOARD OF DIRECTORS

Board of Directors



Brent Saunders
- Former Chairman, President and CEO of Allergan
- Former CEO of Bausch & Lomb, Forest Labs, and Actavis



Dr. Manisha Narasimhan
- Former SVP of Strategic Initiatives, Portfolio Innovation and IR of Allergan
- Former Executive Director and head of IR of Regeneron Pharmaceuticals

Barry Sternlicht



Mr. Sternlicht is the Chairman & CEO of Starwood Capital Group, Chairman of Starwood Property Trust and Senior Advisor of Invitation Homes

- 29 years of experience structuring investments with a combined asset value of over $110B
- Founded Starwood Capital Group in 1991
- Built Starwood Hotels into one of the leading hotel and leisure companies in the world and the St. Regis Hotels brand into a global brand
- Created W Hotels, one of the world's most successful "boutique" brand

Dr. Julius Warren Few



Dr. Few is the Founder of The Few Institute For Aesthetic Plastic Surgery

- 30 years of medical experience, board-certified plastic surgeon for 18 years
- Professor at the University of Chicago Pritzker School of Medicine and Former Developer and Director, Northwestern University Feinberg School of Medicine
- Member of the American College of Surgeons and the American Society of Plastic and Reconstructive Surgery
- Authored 100+ scientific publications

Michael Capellas



Mr. Capellas currently serves on the Boards of Cisco, Flex, and Blue Yonder

- More than 30 years in executive, senior leadership, management, and advisory roles in IT and Telco
- Former President of Hewlett-Packard, former CEO of Compaq, MCI Inc. (previously WorldCom), First Data Corporation and VCE
- Founding Chairman and CEO of VCE, a joint venture between Cisco, EMC and VMware which developed and commercialized an innovative platform for cloud computing

34

VESPER AND HYDRAFACIAL ARE STRENGTHENED BY ADVISORS Desiree Gruber is a Peabody Award - winner and was the co - founder and executive producer of the Project Runway television series for 16 years. She’s now the founder of Full Picture, a brand accelerator, content production, communications, and consulting services company. Bob Perry Robert Perry has over thirty years’ experience in the medical device industry and from 2013 to 2020 served as the Sr. Vice President of Device R&D at Allergan with responsibility for Aesthetic and Eyecare products. While at Allergan, Mr. Perry played a leadership role in the assessments and integrations of numerous acquisitions. Sachin M. Shridharani, MD, FACS Dr. Sachin Shridharani is a renowned, Manhattan based plastic surgeon board certified by The American Board of Plastic Surgery. He is the founder of LUXURGERY and the first plastic surgeon in New York to inject Kybella following its FDA approval. He has since performed nearly three thousand treatments. Vesper Advisory Board HydraFacial Advisors Desiree Gruber Joe Pine Joseph Pine II is an internationally acclaimed author, speaker, and management advisor to Fortune 500 companies and entrepreneurial start - ups alike. Mr. Pine's experiences prior to co - founding Strategic Horizons include holding a variety of technical and managerial positions with IBM. Jane Christensen Jane Christensen is the co - founder and President of Omni providing business strategies for medical practices and retail integration of Omni’s bioceutical products. Her most entrepreneurial recent ventures include: Omni Medical Imaging, a spa like out - patient radiology center; Omni Wellness Center; and Integrated Laser Solutions Eddie Yoon Eddie Yoon is the founder of EddieWouldGrow, LLC, a think tank and advisory firm on growth strategy. Previously he was one of the senior partners at The Cambridge Group, a strategy consulting firm. 35

EVOLUTION OF THE HYDRAFACIAL STORY 36 MORE THAN TRIPLED THE BUSINESS FROM $48M NET SALES IN 2016 TO $167M IN 2019 CREATING AND DEFINING A CATEGORY (2017 – 2019) BUILDING A PRODUCT COMPANY (1997 – 2016) PLAYING OFFENSE DURING COVID (2020) U N LEASHING THE BRAND DIRECT TO CONSUMER (2021 and Beyond) Note: The above financial statements and projections are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustme nts required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation.

HYDRAFACIAL'S COMPETITIVELY DIFFERENTIATED PRODUCT CREATES CONSUMER PULL AND PROVIDER PUSH

HydraFacial's

TRULY DIFFERENTIATED PRODUCT

with a technological edge…



- Unique product in the market that meets consumer expectations
- Technology is protected by 20+ years of R&D and 38 patents
- 15K+ active delivery systems[(1)]

…and a strong reputation with

PROVIDERS TO 'PUSH' DEMAND



- Favorable economics for spa owners and estheticians
- Strong existing community of estheticians
- Best-in-class 80 NPS from estheticians

…leads to strong brand creating

'PULL' DEMAND FROM CONSUMERS



- Immediate benefits, limited downtime and less pain than manual extractions
- Immediate results from a 30-minute treatment
- 99% "Worth It" rating on Real Self
- High awareness and NPS as the only branded facial in market

Source: Third party research July 2019; reflects pre-COVID conditions.
Note: NPS = Net Promoter Score as of 2019; Other brands listed are top 5 treatment and top 5 skincare brands used by HydraFacial users.
(1) As of Q3 2020.

37

38 GROWING PORTFOLIO OF LEADING PARTNERSHIPS (2 0 1 9 ) (2 0 1 8 ) (2 0 1 8 ) (2 0 1 7 ) (2017 protocol) (2 0 1 8 ) (coming 2021) (2 0 1 9 ) MEDICAL/MED SPA SPAS/RESORTS PARTNER BOOSTERS BEAUTY RETAIL Spas operated by nurse practitioners, estheticians and PAs overseen by physicians, as well as plastic surgeon and dermatology practices that offer cosmetic treatments Day, wellness, hotel and destination spas typically operated by estheticians Retail beauty products stores that also offer skincare treatments on a limited basis + (2 0 2 0 )

8, 1 25 1 0 ,5 2 4 1 3 ,8 7 2 1 5 ,1 2 4 '17 '18 '19 Q3 '20 RECURRING NATURE OF BUSINESS MODEL 39 • Once installed, systems generate meaningful recurring revenue • 51% of 2019 revenue from consumables and expected to grow over time as installed base expands • Consumables grow as utilization increases post COVID on existing and newly installed systems and as boosters increase revenue per treatment • Attractive economics for med spa owners and estheticians KEY POINTS HydraFacial’s delivery systems numbered 15,124 in Q3 2020 • Achieved record total delivery systems achieved in Q3 - 20 despite COVID HYDRAFACIAL DELIVERY SYSTEMS (1) Source: Third party research 2019; reflects pre - COVID conditions. (1) Year - end delivery systems includes US and International.

PLAYING OFFENSE DURING COVID AND BUSINESS RECOVERY

INITIAL IMPACT

- Managed business steadily through COVID
- Contained impact of salon and store closures to Spring 2020
- Monthly revenue declined to low single digit millions

CREATIVE RESPONSES

- Initiated inventive solutions to drive revenue
- Integrated and streamlined operations at the new Burnett facility
- Launched Keravive scalp treatment program
- Invested in long term growth opportunities
- Launched warehouse management system

IMPROVING ENVIRONMENT

- Quickly ramped up following store reopenings
- Began rehiring sales team
- 600+ increase in delivery systems in Q3-20 despite COVID-19
- 2020 monthly revenue has rebounded rapidly towards 2019 levels

STATE OF BUSINESS

- Some locations are still limited by opening restrictions, providing upside potential once lifted
- Vast majority of sales organization able to be rehired after furlough

2020 MONTHLY REVENUE HAS REBOUNDED RAPIDLY TOWARDS 2019 LEVELS

40

HYDRAFACIAL CURRENT OWNERS • Chicago - based private equity firm focused exclusively on the healthcare industry • One of the country’s largest dedicated healthcare private equity firms, having invested over $2 billion and raised nearly $3 billion of commitments since founding • Linden’s strategy is based upon three elements: (i) healthcare specialization, (ii) integrated private equity and operating expertise, and (iii) its differentiated human capital program • Highly respected private equity firm focused exclusively on the healthcare industry, primarily making control investments in North American middle - market healthcare companies • Currently manages over $1.4 billion in committed capital and invests in leading healthcare companies with proven management team • Specializes in helping mid - stage companies reach their growth potential by providing the capital, deep industry knowledge, strategic guidance and acquisition expertise 41

HISTORICAL INCOME STATEMENT ($ IN MILLIONS) 42 Note: The above financial statements are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Please see the corresponding reconciliation on slide 43 of this Presentation. Fiscal Year Ending December 31 2018A 2019A Net Sales $112 $167 Sales Growth % 70% 48 % COGS $29 $49 Adj. Gross Profit $84 $125 Adj. Gross Margin % 75% 75% Adj. EBITDA $30 $41 Adj. EBITDA Margin % 27% 25%

2018 AND 2019 ADJUSTED EBITDA BRIDGE ($ IN MILLIONS) 43 Source: Company Financials. (1) Quarterly and transaction related management fees paid to private equity sponsors, board of director fees and expenses. Note: The above financial statements are in draft form and based on internal financial reports as of November 12, 2020. These figures may not include all adjustments required by GAAP under PCAOB standards. The above figures include non - GAAP financial measures, including but not limited to Gross Margin, Adjusted Gross Margin and Adjusted EBITDA. Operating Income $ 11 $ 14 Depreciation/Amortization 11 14 Management and board costs 4 2 (1) Non - recurring and one - time fees 4 11 Adjusted EBITDA $ 30 $ 41 Operating Income to Adjusted EBITDA Bridge 2018 2019